CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the inclusion in this registration statement on Form N-4 (File No. 33-54926) of our reports dated January 29, 1997, on our audits of the consolidated financial statements of Fidelity Investments Life Insurance Company and the financial statements of Fidelity Investments Variable Annuity Account I. We also consent to the reference of our Firm under the caption "Independent Accountants" in the Statement of Additional Information.

       COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
August 28, 1997